EXHIBIT 1
                                    ---------

                                 LOAN AGREEMENT
      Between Utah Medical Products, Inc and U.S. Bank National Association
                               Dated July 3, 2002


                                 Loan Agreement
                                 --------------


     This Loan Agreement (the "Agreement") is entered into as of July 3, 2002, by and between Utah Medical Products, Inc., a Utah corporation ("Borrower"), and
U. S. Bank National Association ("Bank").


                                    RECITALS
                                    --------

       Borrower has requested that Bank make a revolving line of credit available to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

       NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:


                                    ARTICLE I
                                    ---------
                                  CREDIT TERMS
                                  ------------

        SECTION 1.1.          REVOLVING LOAN.

       Subject to the terms and conditions of this Agreement, Bank hereby agrees to make a revolving loan to Borrower in an amount up to the principal amount of Fifteen Million Dollars ($15,000,000.00) (The "Loan"), the proceeds of which shall be used for working capital, acquisitions, stock repurchases and other business and corporate purposes. Borrower's obligation to repay the Loan shall be evidenced by a Revolving Promissory Note of even date herewith.

       SECTION 1.1           INTEREST/FEES.

       (a) Interest. The outstanding principal balance of the Loan shall bear interest at the rate or rates of interest set forth in the Note.

       (b) Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest and principal shall be payable at the times and place set forth in the Note.

       (c)  Commitment Fee.  No commitment fee will be charged.
            --------------


                                   ARTICLE II
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

       Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.


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       SECTION 2.1. LEGAL STATUS. Borrower is corporation and is duly organized and existing and in good standing under the laws of the State of Utah, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

       SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

       SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of organizational document of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

       SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

       SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated December 31, 2001, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

       SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

       SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

        SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any material obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

        SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal

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Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.


                                   ARTICLE III
                                   -----------
                                   CONDITIONS
                                   ----------

        SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

        (a) Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank's counsel.

        (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

        (i)     This Agreement and the Note.
        (ii)    Borrowing Resolution for Borrower.
        (iii)   Certificates of Incumbency for Borrower.
        (iv) Such other documents as Bank may require under any other section of this Agreement or as contemplated by other Loan Documents.

        (c) Financial Condition. There shall have been no material adverse change, as determined reasonably by Bank, in the financial condition or business of Borrower hereunder.

        SECTION 3.2. CONDITIONS OF LOAN. The obligation of Bank to make the Loan hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

         (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.


                                   ARTICLE IV
                                   ----------
                              AFFIRMATIVE COVENANTS
                              ---------------------

         Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

        SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

        SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, during

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business hours and after reasonable notice, to inspect, audit and examine such books and records and to make copies of the same.

         SECTION 4.3. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

         SECTION 4.4. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation.

         SECTION 4.5. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision for eventual payment thereof in the event Borrower is obligated to make such payment.

         SECTION 4.9. NOTICE TO BANK. Promptly (but in no event more than five
(5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default.

        SECTION 4.10 FINANCIAL COVENANTS. Borrower shall comply with the following financial covenants:

         (a)  Borrower shall maintain a minimum Net Worth of $10,000,000.00.

         (b) Borrower shall maintain a maximum Interest Bearing Debt to EBITDA of 1.25 to 1.00, which is defined as Interest Bearing Debt divided by Earnings Before Interest, Taxes, Depreciation and Amortization.


                                    ARTICLE V
                                    ---------
                               NEGATIVE COVENANTS
                               ------------------

         Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

         SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof. None of the Loan proceeds shall be used to purchase or carry "margin" stock (as defined in Regulation U of the Federal Reserve System).

         SECTION 5.2. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof and (c) liabilities incurred in subsequent acquisitions.

        SECTION 5.3. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity except for the consolidation into Borrower of acquired entities; make any substantial change in

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the nature of Borrower's business as conducted as of the date hereof; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

         SECTION 5.4. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank and except for any of the foregoing on behalf of a subsidiary.

         SECTION 5.5. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof and except for acquisitions of entities or assets anticipated by this Agreement.

         SECTION 5.6. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the date hereof and except for purchase money liens in an aggregate amount not to exceed $1,000,000.00 and except for encumbered assets acquired through the acquisition of another entity.


                                   ARTICLE VI
                                   ----------
                                EVENTS OF DEFAULT
                                -----------------

        SECTION 6.1. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (a) Borrower shall fail to pay due any principal, interest, fees or other amounts payable under any of the Loan Documents within fifteen (15) days after the date such payment is due.

         (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

         (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of thirty (30) days from its occurrence.

         (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including Bank.

         (e) Any judgment shall be obtained against Borrower which, together with all other outstanding unsatisfied judgments against Borrower, shall exceed the sum of $1,000,000 and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days following the date of entry thereof.

         (f) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against

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Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

         (g) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

         (h) The dissolution or liquidation of Borrower; or Borrower or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.

         SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower;
(b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents or accorded by law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.


                                   ARTICLE VII
                                   -----------
                                  MISCELLANEOUS
                                  -------------

         SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

         SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

      BORROWER:              Utah Medical Products Inc.
                             Attn:  Paul Richins
                             7043 South 300 West
                             Midvale, Utah 84047


      BANK:                  U. S. Bank National Association
                             15 West South Temple, 6th Floor
                             Salt Lake City, UT 84101
                             Attn:  David Green

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or two (2) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.


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         SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to
Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees expended or incurred by Bank in connection with (a) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (b) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

         SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, provided that such other party agrees with Bank to keep such matters confidential.

         SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

         SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

         SECTION 7.7 INDEMNIFICATION. Except for harm arising from Bank's gross negligence or willful misconduct, Borrower hereby indemnifies and agrees to defend and hold Bank harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against Bank related to claims by third parties arising out of the financing provided under the Loan Documents. This indemnification and hold harmless provision will survive the termination of the Loan Documents and repayment of the obligations of Borrower thereunder.

           SECTION 7.8 WAIVER OF JURY TRIAL. BORROWER AND BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. BORROWER AND BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

        SECTION 7.9. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

         SECTION 7.10. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

        SECTION 7.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.


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        SECTION 7.12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


Utah Medical Products, Inc., a Utah corporation


By:             /s/ Kevin L. Cornwell
     ---------------------------------------

Name:            Kevin L. Cornwell
       -------------------------------------

Title:             Chairman & CEO
         -----------------------------------




U. S. Bank National Association

By:             /s/ Jeffrey J. Jensen
     ---------------------------------------

Name:            Jeffrey J. Jensen
       -------------------------------------

Title:              Vice President
         -----------------------------------


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